UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

IREN LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 001-41072

Australia	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Level 6, 55 Market Street, Sydney, NSW 2000 Australia
(Address of principal executive offices, including zip code)

+61 2 7906 8301
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	IREN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

As more fully described under Item 5.07 of this Current Report on Form 8-K, at the 2025 Annual General Meeting of IREN Limited (the “Company”), the shareholders of the Company approved amendments to the Company’s constitution (the “Constitution”) to: (1) align the quorum requirement to conduct shareholder meetings with the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”); (2) provide for director elections at each annual general meeting; (3) add a forum selection provision; (4) update the advance notice provisions for universal proxies; and (5) to implement certain other miscellaneous changes. Upon such shareholder approval at the 2025 Annual General Meeting on November 19, 2025, such amendments became effective. The foregoing summary descriptions of the amendments to the Constitution do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Constitution, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described under Item 5.07 of this Current Report on Form 8-K, at the 2025 Annual General Meeting of the Company on November 19, 2025, the shareholders of the Company approved the IREN Limited 2025 Omnibus Incentive Plan (the “Omnibus Plan”), and the Omnibus Plan became effective as of such date. For a summary of the material terms of the Omnibus Incentive Plan, see “Proposal No. 6” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2025 (the “2025 Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2025 Annual General Meeting on November 19, 2025. For more information on the following proposals, see the Company’s 2025 Proxy Statement. Capitalized terms not otherwise defined herein have the same meaning as in the 2025 Proxy Statement.

(b) The final voting results of the matters presented at the 2025 Annual General Meeting are set forth below.

1. Proposal 1 – Amendment to the Constitution to Align the Quorum Requirement to Conduct Shareholder Meetings with Nasdaq rules.

Shareholders approved the amendment to the Constitution to align the quorum requirements to conduct shareholder meetings with Nasdaq rules.
For	Against	Abstain	Broker Non-Votes
245,034,945	88,854	3,745,635	0

2. Proposal 2 – Amendment to the Constitution to Provide for Director Elections at Each Annual General Meeting.

Shareholders approved the amendment to the Constitution to provide for director elections at each annual general meeting.

For	Against	Abstain	Broker Non-Votes
245,453,601	157,604	3,258,229	0

3. Proposal 3 – Amendment to the Constitution to Add a Forum Selection Provision.

Shareholders approved the amendment to the Constitution to add a forum selection provision.

For	Against	Abstain	Broker Non-Votes
237,255,099	7,836,258	3,778,077	0

4. Proposal 4 – Amendment to the Constitution to Update the Advance Notice Provision for Universal Proxies.

Shareholders approved the amendment to the Constitution to update the advance notice provision for universal proxies.
For	Against	Abstain	Broker Non-Votes
244,936,509	141,551	3,791,374	0

5. Proposal 5 – Amendments to the Constitution to Implement Miscellaneous Changes.

Shareholders approved the amendments to the Constitution to implement miscellaneous changes.

For	Against	Abstain	Broker Non-Votes
244,704,633	274,006	3,890,795	0

6. Proposal 6 – 2025 Omnibus Incentive Plan.

Shareholders approved the Company’s 2025 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
214,856,003	29,273,861	4,739,570	0

7. Proposal 7 – Repurchase by the Company of its Ordinary Shares Pursuant to the Prepaid Forward Transactions.

Shareholders approved the repurchase by the Company of its ordinary shares pursuant to the Prepaid Forward Transactions.

For	Against	Abstain	Broker Non-Votes
223,747,933	207,393	2,818,535	0

8. Proposal 8 – Repurchase by the Company of its Ordinary Shares Pursuant to the Capped Call Transactions.

Shareholders approved the repurchase by the Company of its ordinary shares pursuant to the Capped Call Transactions.

For	Against	Abstain	Broker Non-Votes
223,432,657	538,799	2,836,254	0

9. Proposal 9 – Advisory Vote on Executive Compensation (the “say-on-pay” vote).

Shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
215,574,890	29,396,834	3,897,710	0

10. Proposal 10 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

Shareholders approved, on a non-binding advisory basis, every year as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non- Votes
247,528,610	378,167	380,632	582,025	0

In light of the preference expressed by the Company’s shareholders through their advisory votes on Proposal 10 as described above, the Board has determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis, until the next advisory vote on the frequency of future advisory votes on named executive officers compensation, which is expected to be held at the Company’s 2031 Annual Meeting of Shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Constitution
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IREN Limited
Dated: November 24, 2025
	By:	/s/ Daniel Roberts
Daniel Roberts
Co-Chief Executive Officer and Director